The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 20, 2018
PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 7, 2017)
6,500,000 Shares
Common Stock

    This is a public offering of common stock of Western Asset Mortgage Capital Corporation. We are offering 6,500,000 shares of our common stock. Our common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “WMC.” The last reported sale price of our common stock on the NYSE on September 19, 2018 was $11.24 per share.
We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to REITs, our amended and restated certificate of incorporation generally restricts any person from acquiring beneficial ownership, either directly or indirectly, of more than 9.8%, in value or number of shares, whichever is more restrictive, of our issued and outstanding common stock.
                We have granted the underwriters the right to purchase, exercisable within a 30-day period, up to an additional 975,000 shares of our common stock.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about factors you should consider before making an investment in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

    (1) See “Underwriting” for a description of the compensation payable to the underwriters.
                We expect that delivery of the shares will be made to investors on or about September , 2018

Morgan Stanley	BofA Merrill Lynch
Credit Suisse	Keefe, Bruyette & Woods
A Stifel Company
Prospectus Supplement dated September , 2018.

Table of Contents
PROSPECTUS SUPPLEMENT

PROSPECTUS
You should rely only on the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with information that is different. Neither this prospectus supplement nor the accompanying prospectus constitutes, or may be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement or the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. The information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference is accurate only as of their respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information and disclosure. When we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the accompanying prospectus.
To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, “Where You Can Find More Information” before investing in our securities offered hereby.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

FORWARD-LOOKING INFORMATION
This prospectus supplement and the accompanying prospectus, including the documents we incorporate herein by reference, contain certain forward-looking statements, including without limitation, statements concerning our operations, economic performance and financial condition. For these statements, we claim the protections of the safe harbor for forward-looking statements contained herein and therein. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Forward-looking statements do not guarantee future performance, which may be materially different from that expressed in, or implied by, any such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Factors that may cause actual results to vary from our forward-looking statements include, but are not limited to:

•
market trends in our industry, interest rates, real estate values, the debt securities markets, the U.S. housing and the U.S. and foreign commercial real estate markets or the general economy or the market for residential and/or commercial mortgage loans;

•	our business and investment strategy;

•	our projected operating results;

•	actions and initiatives of the U.S. Government and changes to U.S. Government policies and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. and to a lesser extent, international economy generally or in specific geographic regions;

•	economic trends and economic recoveries;

•	our ability to obtain and maintain financing arrangements, including under our repurchase agreements, a form of secured financing, and securitizations;

•	the current potential return dynamics available in RMBS and CMBS;

•	the level of government involvement in the U.S. mortgage market;

•	the anticipated default rates on Non-Agency MBS and residential and commercial whole loans and bridge loans;

•	the loss severity on Non-Agency MBS;

•	the return of the Non-Agency RMBS, Non-Agency CMBS and ABS securitization markets;

•	the general volatility of the securities markets in which we participate;

•	changes in the value of our assets;

•	our expected portfolio of assets;

•	our expected investment and underwriting process;

S-iii

•	interest rate mismatches between our target assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	effects of hedging instruments on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate;

•	the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a real estate investment trust for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration under the 1940 Act;

•	the availability of opportunities to acquire Agency CMBS and RMBS, Non-Agency RMBS and CMBS, residential and commercial whole loans, residential and commercial bridge loans and other mortgage assets;

•	the availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future; and

•	our understanding of our competition.
The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018, and in any other report incorporated by reference in this prospectus supplement and the accompanying prospectus. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the Securities and Exchange Commission, or SEC, could cause our actual results to differ materially from those included in any forward-looking statements we make. All forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights key aspects of this offering. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read carefully the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the Risk Factors, before investing in our common stock. Except where the context suggests otherwise, in this prospectus, “the Company,” “we,” “us” and “our” refer to Western Asset Mortgage Capital Corporation.
Our Company
We invest in, finance and manage a diversified portfolio of real estate related securities, whole loans and other financial assets, which we collectively refer to as our target assets. We are externally managed and advised by Western Asset Management Company LLC, or our Manager, an SEC-registered investment advisor and a wholly owned subsidiary of Legg Mason, Inc. Our Manager is responsible for administering our business activities and our day-to-day operations, subject to the supervision of our board of directors.
The size and composition of our portfolio depends on investment strategies implemented by our Manager, the accessibility to capital and overall market conditions, including availability of attractively priced target assets and financing. Our objective is to provide an attractive risk-adjusted return to our shareholders over the long term. Our Manager has built a diversified portfolio of our target assets to better enable us to deliver attractive returns through market cycles. Our portfolio is mainly comprised of Agency commercial mortgage backed securities, or CMBS, Agency residential mortgage-backed securities, or RMBS, including “to-be-announced” forward contracts, or TBAs, Non-Agency RMBS, Non-Agency CMBS and residential whole loans, residential bridge loans and commercial loans. To a significantly lesser extent, we have invested in other securities including certain U.S. Government-sponsored entity risk sharing securities, as well as certain Non-U.S. CMBS and asset-backed securities, or ABS, investments secured by a portfolio of private student loans. In addition, our holdings include a securitized commercial loan from two consolidated variable interest entities or VIEs. We intend to expand our portfolio through organic growth and acquisition opportunities. To comply with real estate investment trust, or REIT, requirements, some of our investments are held in a taxable REIT subsidiary, or TRS. Acquiring investments and engaging in activities through the TRS enables us to avoid jeopardizing our REIT status.
We operate and have elected to be taxed as a REIT, commencing with our taxable year ended December 31, 2012. We will generally not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute, in accordance with the REIT requirements, all of our net taxable income to stockholders and otherwise maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, or the 1940 Act.

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Recent Developments
On September 17, 2018, our board of directors declared a cash dividend of $0.31 per share of common stock for the third quarter of 2018. This dividend will be payable on October 26, 2018 to shareholders of record as of September 27, 2018.
On September 17, 2018, we also announced our estimated book value per share of common stock, as of August 31, 2018, of approximately $11.51. The August 31, 2018 estimated book value is unaudited, has not been verified or reviewed by any third party and is subject to normal quarterly reconciliation and other procedures. Further, the estimated book value is as of August 31, 2018 and does not reflect the effect of the payment of the dividend announced on September 17, 2018. Book value will fluctuate with market conditions, the results of our operations and other factors. Our book value as of the date of this prospectus supplement and our book value to be reported for the quarterly period ending September 30, 2018 may be materially different from our August 31, 2018 estimated book value.
Corporate Information
We are a Delaware corporation and commenced operations in May 2012. Our corporate headquarters office is located at 385 East Colorado Boulevard, Pasadena, California 91101, and our telephone number is (626) 844-9400. We maintain a website at www.westernassetmcc.com. The information contained on, or that can be accessed through our website, is not incorporated by reference in, and is not a part of, this prospectus supplement or the accompanying prospectus.

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THE OFFERING

Issuer	Western Asset Mortgage Capital Corporation, a Delaware corporation.

Common Stock Offered By Us	6,500,000 shares (plus up to an additional 975,000 shares of our common stock that we may issue and sell if the underwriters’ option to purchase additional shares is exercised in full).

Common Stock To Be Outstanding After This Offering
48,116,379 shares (or 49,091,379 shares if the underwriters’ option to purchase additional shares is exercised in full), based upon 41,616,379 shares of common stock outstanding as of September 19, 2018.

NYSE Trading Symbol	“WMC”

Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $ million (or $ million if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and estimated offering expenses.

We intend to use the net proceeds from this offering to opportunistically invest in our target assets in accordance with our investment guidelines. The exact investment of the proceeds will depend on prevailing market and investment conditions at the time our Manager invests the net proceeds. See “Use of Proceeds.”

Ownership Limitation
To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, among other purposes, our amended and restated certificate of incorporation provides that, with certain exceptions, no person (which includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock, or of our outstanding capital stock, as the case may be, unless they receive an exemption from our board of directors. See “Description of Capital Stock—Restrictions on ownership and transfer of our capital stock” in the accompanying prospectus.

Risk Factors
Investing in our common stock involves risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page 4 of this prospectus supplement and the reports we file with the SEC pursuant to the Exchange Act that are incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common stock.

3

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and the risks described in the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and any amendments thereto (which reports are incorporated by reference herein), our future periodic reports as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in our common stock. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. Please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve, and our management may not be able to use the net proceeds from this offering to purchase our target assets as planned.
Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders, which could materially impact the market price of our common stock.
Additionally, our management may not be able to use the net proceeds from this offering to purchase our target assets on terms that are agreeable to us or at all, as any such purchases will ultimately depend on market conditions and availability. If we are unable to deploy the net proceeds as planned, our results of operations may be adversely affected.
The market price and trading volume of our common stock may vary substantially.
Our common stock is listed on the NYSE under the symbol “WMC.” The stock markets, including the NYSE, have experienced significant price and volume fluctuations over the past several years. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock.
Some of the factors that could negatively affect the market price of our common stock include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in our earnings estimates or publication of research reports about us or the real estate industry;

4

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions to or departures of our Manager’s key personnel;

•	actions by our stockholders;

•	changes in our dividend policy or payments;

•	speculation in the press or investment community; and

•	general stock and bond market conditions.
Market factors unrelated to our performance could also negatively impact the market price of our common stock. One of the factors that investors may consider in deciding whether to buy or sell our common stock is our distribution rate as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets can affect the market value of our common stock. For instance, if interest rates rise, it is likely that the market price of our common stock will decrease as market rates on interest-bearing securities increase.

5

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $ million (or $ million if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and estimated offering expenses.
We intend to use the net proceeds from this offering to opportunistically invest in our target assets in accordance with our investment guidelines. The exact investment of the proceeds will depend on prevailing market and investment conditions at the time our Manager invests the net proceeds.

6

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization at June 30, 2018 on an actual basis and as adjusted to give effect to our sale of common stock in this offering and the application of the estimated net proceeds as described under “Use of Proceeds.” This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 that we are incorporating by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2018
	Actual	As Adjusted(1)
	(Dollars in thousands)
Assets:
Cash and cash equivalents	$16,295
Debt:
Repurchase agreements, net	3,267,369	3,267,369
Convertible senior unsecured notes, net	109,401	109,401
Securitized debt, at fair value (includes $348,799 held by affiliates)	1,231,300	1,231,300
Total debt	4,608,070	4,608,070
Stockholders’ equity:
Common stock: par value $.01 per share; 500,000,000 shares authorized, 41,919,801 issued and 41,616,379 outstanding, actual, and 48,116,379 issued and outstanding, as adjusted(2)	419
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized, and no shares issued and outstanding, actual or as adjusted	—	—
Treasury stock, at cost, 303,422 shares held, actual or as adjusted	(2,965)
Additional paid-in capital	768,945
Retained earnings (accumulated deficit)	(304,608)	(304,608)
Total stockholders’ equity	461,791
Total capitalization	$5,069,861

(1)	Assumes no exercise of the underwriters’ option to purchase up to an additional 975,000 shares of our common stock.

(2)
Excludes (i) 1,232,916 shares of our common stock issuable in connection with our outstanding warrants, which expire on May 15, 2019, and (ii) 485,310 shares of our common stock that remain available for future grant under our equity incentive plans at June 30, 2018.

7

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary of certain U.S. federal income tax considerations supplements the discussion set forth under the caption “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is subject to the qualifications set forth therein. The following summary is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular holders of our common stock in light of their personal investment or tax circumstances.
Holders are advised to consult their tax advisors regarding the specific U.S. federal, state, local and foreign income and other tax considerations relating to (i) acquiring, holding, exchanging or otherwise disposing of shares of our common stock, (ii) our election to be subject to tax as a REIT and (iii) potential changes in applicable tax laws.
New Tax Reform Legislation Enacted December 22, 2017
On December 22, 2017, the President signed into law H.R. 1, which is commonly referred to as the “Tax Cuts and Jobs Act of 2017, or TCJA. This legislation makes many changes to the U.S. federal income tax laws that significantly impact the taxation of individuals, corporations (both non-REIT C corporations as well as corporations that are subject to tax as REITs). Among other amendments, the TCJA effected the following changes:

•
For taxable years beginning after December 31, 2017 and before January 1, 2026, (i) the U.S. federal income tax brackets generally applicable to ordinary income of individuals, trusts and estates have been modified (with the rates generally reduced); and (ii) stockholders that are individuals, trusts or estates are generally entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT (not including dividends that are eligible for the reduced rates applicable to “qualified dividend income” or treated as capital gain dividends), subject to certain limitations.

•
For taxable years beginning after December 31, 2017, the U.S. federal income tax rate applicable to corporations has been reduced to 21%, and the alternative minimum tax has been repealed for corporations. These changes would generally reduce the amount of income taxes payable by our taxable REIT subsidiaries , or TRSs, as well as by us to the extent we would otherwise be subject to regular corporate-level U.S. federal income tax. In addition, the maximum withholding rate on distributions by us to non-U.S. stockholders that are attributable to gain from the disposition of a U.S. real property interest is reduced to 21%.

•
For taxable years beginning after December 31, 2017, new limitations apply to the deductibility of (i) net interest expense paid or accrued on debt properly allocable to a trade or business and (ii) net operating losses. Such limitations could increase our REIT taxable income or our TRSs’ taxable income and thus result in a potentially greater corporate tax liability.

•
For taxable years beginning after December 31, 2017, U.S. tax-exempt stockholders that are subject to tax on unrelated business taxable income , or UBTI, will be required to segregate their taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI.

8

•
For taxable years beginning after December 31, 2017, new rules have been enacted that in some circumstances may accelerate the recognition of certain income items, which rules could apply to, among other items, interest and, for taxable years beginning after December 31, 2018, original issue discount on certain debt instruments that we or our TRSs may hold.

These changes will impact us and our shareholders in various ways, some of which are adverse relative to prior law. The effect of the significant changes made by the TCJA is highly uncertain, and to date, the IRS has issued only limited guidance with respect to certain provisions of the new law. Administrative guidance, technical corrections, and amendments will be required in order to fully evaluate the effect of many provisions.
We cannot predict the long-term effect of the TCJA or any future law changes on REITs or their stockholders. Changes to U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock, and there can be no assurance that technical clarifications or other legislative changes that may be needed to prevent unintended or unforeseen tax consequences will be enacted by Congress anytime soon.

9

UNDERWRITING
Morgan Stanley & Co., LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the representatives (the "Representatives") of the underwriters named below. Morgan Stanley & Co., LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Keefe, Bruyette & Woods, Inc. are acting as joint book runners for this offering. Subject to the terms and conditions set forth in an underwriting agreement between us and the Representatives, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us the following respective number of shares of common stock.

Underwriters	Number of Shares
Morgan Stanley & Co., LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
Keefe, Bruyette & Woods, Inc.
Total	6,500,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.
The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of common stock offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the shares of common stock offered by this prospectus supplement, other than those covered by the option to purchase additional shares described below, if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 975,000 additional shares of our common stock at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount.
The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 975,000 shares of our common stock.

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Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discount to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $250,000.
No Sales of Similar Securities
We, our Manager, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 45 days after the date of this prospectus supplement without first obtaining the written consent of the Representatives. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to the common stock,

•
enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise, or

•	make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
Short Positions
In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of

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shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions. We have entered into master repurchase agreements with Morgan Stanley & Co., LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC.
In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or

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financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares of our common stock may only be made to persons, or the Exempt Investors who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of our common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of our common stock must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares of our common stock to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of our common stock offered should conduct their own due diligence on the shares of our common stock. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

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Notice to Prospective Investors in Hong Kong
The shares of our common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of our common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

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LEGAL MATTERS
Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. The underwriters are being represented in connection with this offering by Clifford Chance US LLP, New York, New York.

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EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Our SEC filings are also available to you, free of charge, on the SEC’s website at http://www.sec.gov. You may also obtain additional information by visiting our website at http://www.westernassetmcc.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of this prospectus supplement or any other report or document we file with or furnish to the SEC.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement which has been previously filed, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information included or incorporated by reference in this prospectus supplement. We have filed the documents listed below with the SEC (File No. 001-35543) under the Exchange Act and these documents are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 29, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, filed on May 8, 2018, and June 30, 2018, filed on August 7, 2018;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed April 24, 2018, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017;

•	our Current Reports on Form 8-K, filed on May 18, 2018 and June 11, 2018; and

•	the description of our common stock set forth in our registration statement on Form 8-A, filed on May 7, 2012, and any amendment or report filed for the purpose of updating such description.
All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the common stock shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference into

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this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request to Western Asset Management Company LLC, 385 East Colorado Boulevard, Pasadena, California 91101, telephone number (626) 844-9400. You may also obtain copies of this information by visiting our website at www.westernassetmcc.com. The information contained on, or that can be accessed through our website, is not incorporated by reference in, and is not a part of, this prospectus supplement or the accompanying prospectus.

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PROSPECTUS
$400,000,000
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Purchase Units

We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus.
We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.
Our common stock is listed on the New York Stock Exchange under the symbol “WMC.” On March 3, 2017, the last reported price of our common stock was $10.10 per share.
Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission before making a decision to invest in our securities.
We impose certain restrictions on the ownership and transfer of shares of our common stock and our other capital stock. You should read the information under the section entitled “Description of Capital Stock—Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is March 7, 2017.

Prospectus

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”
This prospectus only provides you with a general description of the securities we may offer and such description is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”
Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “our company,” “we,” “us” and “our” mean Western Asset Mortgage Capital Corporation.

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
We are organized as a Delaware corporation focused on investing in, financing and managing a diversified portfolio of real estate related securities, whole loans and other financial assets. We are externally managed and advised by Western Asset Management Company, or our Manager, an SEC-registered investment advisor and a wholly owned subsidiary of Legg Mason, Inc. Our Manager is responsible for administering our business activities and our day-to-day operations, subject to the supervision of our board of directors.
Our portfolio is mainly comprised of residential mortgage-backed securities, or RMBS, for which the principal and interest payments are guaranteed by a U.S. Government agency, such as the Government National Mortgage Association, or a U.S. Government-sponsored entity, including the Federal National Mortgage Association, or FNMA, and the Federal Home Loan Mortgage Corporation, or FHLMC (which we refer to as Agency RMBS), including “to-be-announced” forward contracts, or TBAs, as well as non-Agency RMBS, Agency commercial mortgage-backed securities, or CMBS, Non-Agency CMBS and mortgages secured by single family residences held directly by us or through structured Non-Agency RMBS programs crafted specifically for us and other clients by our Manager, or Residential Whole-Loans. To a significantly lesser extent, we have invested in other securities including certain Agency obligations that are not technically mortgage-backed securities, or MBS, as well as certain Non U.S. CMBS and asset-backed securities, or ABS, investments secured by a portfolio of private student loans. In addition, our holdings include a securitized commercial loan from a consolidated variable interest entity, or VIE, although we only own a portion of the VIE. To comply with real estate investment trust, or REIT, requirements, some of our investments are held in a taxable REIT subsidiary, or TRS. Acquiring investments and engaging in activities through the TRS enables us to avoid jeopardizing our REIT status.
We operate and have elected to be taxed as a REIT, commencing with our taxable year ended December 31, 2012. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute, in accordance with the REIT requirements, all of our net taxable income to stockholders and otherwise maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, or the 1940 Act.
Our corporate headquarters office is located at 385 East Colorado Boulevard, Pasadena, California 91101, and our telephone number is (626) 844-9400.

RISK FACTORS
Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus and in any applicable prospectus supplement, before making a decision to invest in our securities. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

FORWARD-LOOKING INFORMATION
This prospectus and the documents we incorporate herein by reference contain certain forward-looking statements, including without limitation, statements concerning our operations, economic performance and financial condition. For these statements, we claim the protections of the safe harbor for forward-looking statements contained herein and therein. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Forward-looking statements do not guarantee future performance, which may be materially different from that expressed in, or implied by, any such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Factors that may cause actual results to vary from our forward-looking statements include, but are not limited to:

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market trends in our industry, interest rates, real estate values, the debt securities markets, the U.S. housing and the U.S. and foreign commercial real estate markets or the general economy or the market for residential and/or commercial mortgage loans;

•	our business and investment strategy;

•	our projected operating results;

•	actions and initiatives of the U.S. Government and changes to U.S. Government policies and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. and to a lesser extent, international economy generally or in specific geographic regions;

•	economic trends and economic recoveries;

•	our ability to obtain and maintain financing arrangements, including securitizations;

•	the current potential return dynamics available in RMBS and CMBS;

•	the level of government involvement in the U.S. mortgage market;

•	the anticipated default rates on Agency and Non-Agency MBS;

•	the loss severity on Non-Agency MBS;

•	the return of the Non-Agency RMBS, CMBS and ABS securitization markets;

•	the general volatility of the securities markets in which we participate;

•	changes in the value of our assets;

•	our expected portfolio of assets;

•	our expected investment and underwriting process;

•	interest rate mismatches between our target assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	effects of hedging instruments on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate and foreign currency volatility;

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the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a real estate investment trust for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration under the 1940 Act;

•	the availability of opportunities to acquire Agency RMBS, Non-Agency RMBS, CMBS, Residential and Commercial Whole-Loans and other mortgage assets;

•	the availability of opportunities to acquire ABS;

•	the availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future; and

•	our understanding of our competition.

The forward-looking statements are based on our beliefs, assumptions and expectations of its future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in any other report incorporated by reference in this prospectus. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the SEC, could cause our actual results to differ materially from those included in any forward-looking statements we make. All forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus to opportunistically purchase Agency RMBS (including TBAs), Non-Agency RMBS, Agency CMBS, Non-Agency CMBS, Non-U.S. CMBS, risk sharing securities, Residential Whole-Loans, Whole-Loan securities and/or other target asset classes we may identify in the future, in each case consistent with our investment guidelines, and/or for general corporate purposes.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for the periods shown. For this purpose, earnings consist of our net income (loss) from continuing operations plus our fixed charges and our distributed income of equity investees. Fixed charges consist of interest expense on all indebtedness. We have not issued any preferred stock as of the date of this prospectus, and therefore there are no preferred stock dividends included in our calculation of ratios of earnings to combined fixed charges and preferred stock dividends.

	For the year ended December 31,				For the period May 15, 2012 (commencement of operations) through December 31, 2012
	2016	2015	2014	2013
Ratio of earnings (loss) to fixed charges	0.33	0.66	5.42	— *	8.08
Ratio of earnings (loss) to combined fixed charges and preferred stock dividends	0.33	0.66	5.42	— *	8.08

*	Earnings for the year ended December 31, 2013 were inadequate to cover all fixed charges. For the year ended December 31, 2013, the deficiency was $9,837 (in thousands).

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the rights and preferences of our common stock, preferred stock, units and warrants (which are represented by certificates) and the related provisions of our amended and restated certificate of incorporation and amended and restated bylaws, as each is in effect as the date hereof. While we believe that the following description covers the material terms of our capital stock and other securities, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our amended and restated certificate of incorporation, amended and restated bylaws and warrants and warrant certificates and the other documents we refer to for a more complete understanding of our capital stock and other securities. Copies of our amended and restated certificate of incorporation, amended and restated bylaws and warrants and warrant certificates are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our amended and restated certificate of incorporation provides that we may issue up to 500,000,000 shares of common stock and 100,000,000 shares of preferred stock, both having par value $0.01 per share. As of March 3, 2017, 41,919,801 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.
Common stock
Voting rights
Subject to the restrictions contained in our amended and restated certificate of incorporation regarding the transfer and ownership of our capital stock and except as may otherwise be specified in the terms of any class or series of common stock, our common stockholders will be entitled to one vote per share. Our common stockholders will not be entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of our common stock present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to our amended and restated certificate of incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares of common stock, voting together as a single class.
Dividend rights
Subject to the restrictions contained in our amended and restated certificate of incorporation regarding the transfer and ownership of our capital stock, our common stockholders will share ratably (based on the number of common shares held) if and when any dividend is declared by our board of directors. Dividends consisting of common stock may be paid only as follows: (1) common stock may be paid only to holders of common stock; and (2) shares shall be paid proportionally with respect to each outstanding common share. We may not subdivide or combine shares of any class of common stock or issue a dividend on shares of any class of common stock without at the same time proportionally subdividing or combining shares of any other class or issuing a similar dividend on any other class.
Liquidation rights

Upon our liquidation, dissolution or winding up, each of our common stockholders will be entitled to a pro rata dividend of any assets available for dividend to common stockholders.
Other matters
In the event of our merger or consolidation with or into another company in connection with which shares of common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), our common stockholders will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). No shares of our common stock will be subject to redemption or have preemptive rights to purchase additional shares. All the outstanding shares of common stock are validly issued, fully paid and non-assessable.
Warrants
The following is a brief summary of certain provisions of the warrants to purchase an aggregate of 1,232,916 shares of our common stock, which warrants we issued on May 15, 2012, as adjusted by our issuance of a partial stock dividend on January 28, 2014. The following summary does not purport to be complete and is qualified in its entirety by reference to the warrants and warrant certificates a copy of which is filed with the SEC together as an exhibit to the registration statement of which this prospectus is a part.
Exercise of warrants
Each warrant entitles the warrantholder to purchase 0.5 of one share of our common stock, which we refer to as the warrant shares. The initial exercise price of the warrants was $20.50 per share. The initial exercise price is subject to adjustment as described under “—Adjustments.” Following our public offering that closed on October 3, 2012, the exercise price of the warrants was adjusted to $19.44. Following the payment of a dividend in common stock to our stockholders on January 28, 2014, the exercise price of the warrants was adjusted to $17.59. The warrants became exercisable, in whole or in part (but in each case for a minimum of at least 5,000 warrant shares or such lesser number of warrant shares for which a warrant remains exercisable), six months after the date of issuance and will expire at the close of business on May 15, 2019. The warrants have not been, and will not be, registered under the Securities Act of 1933, or the Securities Act, and the warrants may not be exercised unless an exemption from such registration is available in respect of the issuance of the warrant shares.
Upon receipt of payment of the exercise price and the applicable warrant certificate, together with a form of election attached thereto, properly completed and duly executed at our office, we will, within a reasonable time, forward the warrant shares issuable upon exercise of the warrants. Payment may be made: (1) in cash or by certified bank check or by wire transfer of funds to an account designated by us for such purpose; or (2) without the payment of cash as set forth below under “—Cashless exercise.”
Adjustments
The exercise price of the warrants and the number of warrant shares issuable upon exercise of the warrants are subject to adjustment from time to time as set forth below.

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If we sell common stock (or other securities convertible into or exchangeable for our common stock) in a public offering or a private placement, for cash at a price per share (after the deduction of underwriting discounts or placement fees and other expenses incurred by us that are attributable to the offering) that is less than the closing price of our common stock immediately prior (a) to the announcement of the proposed public offerings or (b) the execution of the purchase agreement in the case of private placement, the exercise price of the warrants will be adjusted by multiplying (x) the exercise price in effect immediately before the announcement of the public offering or the execution of the private placement purchase agreement, as applicable, by (y) a fraction the numerator of which is our net proceeds per share (after the deduction of underwriting discounts or placement fees and other expenses incurred by us that are attributable to the offering) from the sale of common stock in the public offering or private placement, as applicable, and the denominator of which is the applicable closing price. The adjustment described above will not apply to: (1) any of the customary anti-dilution adjustment events described below; (2) the exercise of the warrants, or the conversion or exchange of other securities convertible or exchangeable for our common stock, or the issuance of our common stock upon the exercise of the warrants or other securities convertible or exchangeable for our common stock; (3) any shares of our common stock issued pursuant to any “at-the-market”, controlled equity or similar programs; or (4) the issuance of shares of our common stock (and options exercisable therefor) to our employees, officers, directors, consultants or advisors (whether or not still in such capacity on the date of exercise) pursuant to one of our equity incentive plans. For any shares issued pursuant to any “at-the-market” offering, controlled equity or similar programs, the warrant price shall be adjusted by the percentage sales commission payable to the sales agent of the program as a one-time adjustment made as of the commencement of the program.

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If we pay a dividend or make a distribution on our common stock in shares of our common stock, subdivide our outstanding shares of common stock into a greater number of shares or combine our outstanding shares of common stock into a smaller number of shares or issue by reclassification of our outstanding shares of common stock any shares of our capital stock, then: (1) the exercise price in effect immediately prior to the date on which such change becomes effective will be adjusted by multiplying such exercise price by a fraction, the numerator of which will be the number of shares of our common stock outstanding immediately prior to such change and the denominator of which will be the number of shares of our common stock outstanding immediately after giving effect to such change; and (2) the number of warrant shares purchasable upon exercise of the warrants will be adjusted by multiplying the number of warrant shares purchasable upon exercise of the warrants immediately prior to (but not including) the date on which such change becomes effective by a fraction, the numerator of which will be the exercise price in effect immediately prior to (but not including) the date on which such change becomes effective and the denominator of which will be the exercise price in effect immediately after giving effect to such change, calculated in accordance with clause (1) above. These adjustments will be made successively whenever any event listed above shall occur.

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If any: (1) capital reorganization or reclassification of our capital stock; (2) consolidation or merger with another corporation in which we are not the survivor; (3) sale, transfer or other disposition of all or substantially all of our assets to another corporation; or (4) purchase offer, tender offer or exchange offer pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other shares of stock, securities or assets and such offer has been accepted by the holders of 50% or more of our outstanding common stock (we refer to each of such transactions as a Fundamental Transaction) is effected, then, as a condition of such Fundamental Transaction, lawful and adequate provision will be made whereby each warrantholder shall have the right to purchase and receive upon the basis and in lieu of the warrant shares immediately issuable upon exercise of the warrants, the highest amount of such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of warrant shares equal to the number of warrant shares immediately up to that time issuable upon exercise of the warrants, had such Fundamental Transaction not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each warrantholder to the end that the provisions in the warrant will be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise. We will not consummate any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof the successor corporation (if other than us) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the warrantholder such shares of stock, securities or assets as each warrantholder may be entitled to purchase, and the other obligations under the warrants. The provisions of this paragraph will similarly apply to any successive Fundamental Transactions.
Notwithstanding the foregoing, in the event of a Fundamental Transaction, other than one in which a successor entity, whose common stock is quoted or listed for trading on an Eligible Market (as defined in the warrants), or a Public Successor, assumes the warrants and the warrant shares immediately up to that time issuable upon exercise of the warrants may be exercisable for the publicly traded common stock of such Public Successor, at the request of a warrantholder delivered before the 90th day after such Fundamental Transaction, we (or the successor entity) will purchase the warrant from such warrantholder by paying to such warrantholder, within five business days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value (as defined in the warrants) of the remaining unexercised portion of the warrant on the date of such Fundamental Transaction.

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If we fix a payment date for the making of a distribution to all holders of our common stock of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in the first bullet point above), or subscription rights or warrants, the exercise price to be in effect after such payment date will be determined by multiplying the exercise price in effect immediately prior to (but not including) such payment date by a fraction, the numerator of which will be the total number of shares of our common stock outstanding multiplied by the Market Price (as defined in the warrants) per share of our common stock immediately prior to (but not including) such payment date, less the fair market value (as determined by our board of directors in good faith) of such assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of our common stock outstanding multiplied by such Market Price per share of our common stock immediately prior to (but not including) such payment date. These adjustments will be made successively whenever such a payment date is fixed.

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Upon the occurrence of any event requiring an adjustment of the exercise price as described above, we will promptly give written notice to each warrantholder, stating the adjusted exercise price and the adjusted number of warrant shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation was based.
Redemption
If: (1) there is an effective shelf registration statement available for the warrant shares to be issued upon exercise of the warrants; and (2) the trading price of our common stock has been $10.00 or greater than the warrant exercise price of the warrants for 20 of the last 30 trading days, we will have the option, but not the obligation, to redeem all, but not less than all, of the outstanding warrants at a price of $0.01 per each warrant issuable if the warrants were to be exercised. In the event we elect to exercise our redemption option, we will furnish to each warrantholder a written notice of redemption setting forth the redemption date, which may be set no earlier than 30 days following the date the redemption notice is furnished to warrantholders. Each warrantholder will have the option to exercise its warrants, at any time prior to (but not including) the redemption date described above.
Cashless exercise
Each warrant includes a cashless exercise provision which permits the warrantholder to elect to exercise the warrant without paying the cash exercise price, and receive a number of shares determined by multiplying: (1) the number of shares for which the warrant is being exercised by (2) the difference between the volume weighted average price for the 20 trading days immediately prior to (but not including) the date of exercise of the warrant and the exercise price in effect on the date immediately prior to (but not including) the date of exercise of the warrant, and dividing such product by the volume weighted average price for the 20 trading days immediately prior to (but not including) the date of exercise.
Limitations on exercise
Each warrant contains restrictions on the number of warrant shares that may be acquired by the warrantholder upon an exercise of the warrant. No warrantholder (including its affiliates) may beneficially or constructively own more than 9.8% of the total number of issued and outstanding shares of our common stock (including for such purpose the shares of our common stock issuable upon such exercise). For additional information on the ownership restrictions of our capital stock, please see “—Restrictions on ownership and transfer of our capital stock.”
No rights as stockholder
Prior to the exercise of a warrant, a warrantholder will not have or exercise any rights as a stockholder by virtue of its ownership of a warrant.
Preferred stock
Our amended and restated certificate of incorporation provides that our board of directors has the authority, without action by the stockholders, to designate and issue up to 100,000,000 shares of preferred stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. There are no shares of preferred stock outstanding. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control. We have no present plans to issue any shares of preferred stock.
Restrictions on ownership and transfer of our capital stock
In order to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, for each taxable year beginning after December 31, 2012, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2012, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any calendar year.
Our amended and restated certificate of incorporation, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our amended and restated certificate of incorporation provides that (subject to certain exceptions described below) no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common or capital stock. Pursuant to our amended and restated certificate of incorporation, our board of directors has the power to increase or decrease the percentage of common or capital stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our common or capital stock, as the case may be, is in excess of such decreased stock ownership limit until that person’s percentage ownership of our common or capital stock, as the case may be, equals or falls below the decreased stock ownership limit. Until such a person’s percentage ownership of our common or capital stock, as the case may be, falls below such decreased stock ownership limit, any further acquisition of common stock will be in violation of the decreased stock ownership limit. If our board of directors changes the stock ownership limit, it will: (1) notify each stockholder of record of any such change; and (2) publicly announce any such change, in each case at least 30 days prior to the effective date of such change. For purposes of this calculation, warrants treated as held by any stockholder will be deemed to have been exercised when calculating such holder’s ownership of capital stock. However, warrants held by other unrelated persons will not be deemed to have been exercised.
Our amended and restated certificate of incorporation also prohibits any person from beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and from transferring shares of our capital stock if the transfer would result in our capital stock being beneficially owned by fewer than 100 persons. In addition, no such person may own an interest in any tenant that would cause us to own, actually or constructively, more than a 9.9% interest in such tenant. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our capital stock that are transferred to the trust (as described below), is required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations and undertakings and satisfy such conditions, in each case as our board of directors may deem reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service, or the IRS, or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions.
Any attempted transfer of our capital stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our amended and restated certificate of incorporation) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our amended and restated certificate of incorporation, our amended and restated certificate of incorporation provides that the purported transfer will be void ab initio. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our capital stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of capital stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of capital stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of: (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our amended and restated certificate of incorporation) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then: (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.
Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in number or in value of all classes or series of our capital stock, including shares of our common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our capital stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall, upon demand, be required to provide to us such information as we may request, in good faith, to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the 9.8% ownership limitations in our amended and restated certificate of incorporation.
These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders.
Anti-takeover effects of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws
Our amended and restated certificate of incorporation, which has been filed with the State of Delaware and became effective immediately prior to the completion of our initial public offering on May 15, 2012, and our amended and restated bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless the takeover or change in control is approved by our board of directors. In addition to the above-described restrictions regarding the transfer and ownership of our capital stock, these provisions include the following:
Stockholder action by written consent
Our amended and restated certificate of incorporation provides that stockholder action may not be taken by written consent in lieu of a meeting and that stockholder action may be taken only at an annual or special meeting of stockholders.
Elimination of the ability to call special meetings
Our amended and restated bylaws provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our president, pursuant to a resolution adopted by a majority of our board of directors or a committee of our board of directors that has been duly designated by our board of directors and whose powers and authority include the power to call such meetings, or by the chairman of our board of directors. Stockholders are not permitted to call a special meeting or to require our board of directors to call a special meeting.
Removal of directors; board of directors vacancies
Our amended and restated certificate of incorporation, as amended, provides that members of our board of directors may only be removed with the affirmative vote of the holders of at least a majority of the combined voting power of all the shares of all classes of our capital stock entitled to vote generally in the election of directors. Our amended and restated bylaws provide that only our board of directors may fill vacant directorships. These provisions would prevent a stockholder from gaining control of our board of directors by removing incumbent directors and filling the resulting vacancies with such stockholder’s own nominees.
Amendment of amended and restated certificate of incorporation and amended and restated bylaws
The General Corporation Law of the State of Delaware, or the DGCL, generally provides that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend or repeal a corporation’s amended and restated certificate of incorporation or amended and restated bylaws, unless the amended and restated certificate of incorporation requires a greater percentage. Our amended and restated certificate of incorporation generally requires the approval of both a majority of the combined voting power of all the classes of shares of our capital stock entitled to vote generally in the election of directors and a majority of the members of our board of directors to amend any provisions of our amended and restated certificate of incorporation, except that provisions of our amended and restated certificate of incorporation relating to the powers, numbers, classes, elections, terms and removal of our directors, as well as the ability to fill vacancies on our board of directors requires the affirmative vote of at least 66% of the combined voting power of all the shares of all classes of our capital stock entitled to vote generally in the election of directors. In addition, our amended and restated certificate of incorporation: (1) grants our board of directors the authority to amend and repeal our amended and restated bylaws without a stockholder vote in any manner not inconsistent with the DGCL; and (2) requires that stockholders may only amend our amended and restated bylaws with the affirmative vote of 66% of the combined voting power of all the shares of all classes of our capital stock entitled to vote generally in the election of directors.
The foregoing provisions of our amended and restated certificate of incorporation and amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.
Section 203 of the DGCL
We have elected not to be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination”

with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. In our amended and restated certificate of incorporation, we have elected not to be bound by Section 203 of the DGCL.
Limitations on liability and indemnification of officers and directors
Our amended and restated certificate of incorporation and amended and restated bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL, except that such directors and officers will not be indemnified to the extent that any such person has committed willful misfeasance, bad faith, gross negligence or reckless disregard involved in the conduct of such person’s duty to or for us. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable to the extent such director has committed willful misfeasance, bad faith, gross negligence or reckless disregard of such director’s duties involved in the conduct of the office of director.
We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Delaware law.
The above-described limitation of liability and indemnification may be held not to be enforceable for violations of the federal securities laws of the United States.
Transfer agent and registrar
The transfer agent and registrar for our shares of common stock is American Stock Transfer and Trust Company.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be named therein. Holders of our indebtedness will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the global indenture by the Trust Indenture Act of 1939, or the TIA. You should read the summary below, the applicable prospectus supplement and provisions of the applicable indenture and indenture supplement, if any, in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

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the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

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any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date would be linked, will be described in the applicable prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or to another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or to a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.
While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Stock
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.
Liquidation Preference

In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.
Conversion
If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.
Amendment and Termination of a Deposit Agreement
We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been redeemed or converted; or

•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.
Miscellaneous
There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time; and

•	information with respect to book-entry procedures, if any.
Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrantholder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrantholder has purchased. If the warrantholder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.
The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the U.S. federal income tax consequences generally applicable to an investment in the common stock, preferred stock, or debt securities of Western Asset Mortgage Capital Corporation. Supplemental U.S. federal income tax considerations relevant to the ownership of the other securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “Western Asset Mortgage Capital Corporation,” “we,” “our” and “us” mean only Western Asset Mortgage Capital Corporation and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Department of the Treasury (the “Treasury”), rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. Except as indicated below, we have not sought, and do not intend to seek, an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. The Internal Revenue Code provisions governing the U.S. federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof. Moreover, this summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.
This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.
The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder's particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.
Taxation of Western Asset Mortgage Capital Corporation
We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2012. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Internal Revenue Code. We intend to continue to operate in such a manner to qualify for taxation as a REIT.
The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel. In connection with this prospectus, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that, commencing with our taxable year ended December 31, 2012, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our actual method of operation has enabled, and our proposed method of operation will continue to enable, us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, income, and the past, present, and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.
Qualification and taxation as a REIT depend on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain affiliated entities, the status of which may not have been reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in general
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for qualification—General.” While we intend to continue to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to qualify.”

Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.
Currently, most U.S. stockholders that are individuals, trusts, or estates are taxed on corporate dividends at a reduced maximum U.S. federal income tax rate. With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for the reduced rates and will continue to be taxed at rates applicable to ordinary income. See “—Taxation of stockholders—Taxation of taxable domestic stockholders—Distributions.”
Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of stockholders—Taxation of taxable domestic stockholders—Distributions.”
Provided we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited transactions,” and “—Foreclosure property,” below.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate.

•
If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit (“REMIC”)), we could be subject to corporate level U.S. federal income tax at the highest applicable rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “—Taxable mortgage pools and excess inclusion income” below.

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income.

•	If we fail to satisfy the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a

REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

•
If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of: (a) the amounts that we actually distributed, and (b) the amounts we retained and upon which we paid income tax at the corporate level.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm’s-length terms.

•
If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

•	The earnings of any subsidiary that is a subchapter C corporation, including any TRS, may be subject to U.S. federal corporate income tax.
In addition, we and our subsidiaries may be subject to a variety of other taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for qualification—General
The Internal Revenue Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4.	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

5.	the beneficial ownership of which is held by 100 or more persons;

6.
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

7.	that meets other tests described below, including with respect to the nature of its income and assets.
The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, was 2012). Our amended and restated certificate of incorporation provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.
To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing the actual ownership of our stock and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We adopted December 31 as our year-end, and thereby satisfy this requirement.
The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax.
If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.
Effect of subsidiary entities
Ownership of partnership interests.    If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset value test, described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

Disregarded subsidiaries.    If we own a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."
In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Asset tests" and "—Income tests."
Taxable subsidiaries.    In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.
We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.
The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm’s-length basis.
Income tests
To qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets, mortgages on real property, and shares in other REITs, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. See “—Derivatives and hedging transactions” below.
Interest income.    Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In certain cases, personal property collateral securing a loan that we hold may be treated as real property for purposes of the foregoing rules. In addition, in certain cases (unless a safe harbor applies pursuant to IRS guidance), the modification of a debt instrument could result in the conversion of the interest paid on the instrument from qualifying income to wholly or partially non-qualifying income, which may require that we dispose of the debt instrument or contribute it to a TRS in order to satisfy the income tests described above. Moreover, the IRS has taken the position that, for purposes of the REIT income tests, the principal amount of a loan is equal to its face amount, even in situations where the loan was acquired at a significant discount. Under this position, a portion of the income generated by the instrument would not qualify for purposes of the 75% gross income test in cases where the underlying real property has declined in value. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
We invest in Agency and non-Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. We expect that such mortgage-backed securities will be treated either as interests in a grantor trust or as interests in a real estate mortgage investment conduit, or REMIC, for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of mortgage-backed securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from mortgage-backed securities will be qualifying income for purposes of the REIT gross income tests.
We may purchase Agency RMBS through "to-be-announced" forward contracts, or TBAs, and may recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise. There is no direct authority with respect to the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Consequently, our ability to enter into dollar roll transactions and other dispositions of TBAs could be limited. No assurance can be given that the IRS will treat such income as qualifying income. We do not have substantial income from the disposition of TBAs, and therefore do not expect such income to adversely affect our ability to meet the 75% and 95% gross income tests. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of our gross income.
Dividend income.    We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.
REMIC interest apportionment.    The interest apportionment tax rules provide that, if a mortgage is secured by both real property and other property, the REIT is required to apportion its annual interest income between the portion attributable to a mortgage on the real property and the portion attributable to other property (which is not treated as mortgage interest). The interest apportionment tax regulations apply only if the mortgage loan in question is secured by both real property and other property. We expect that all or most of the mortgage loans that we acquire will be secured only by real property and no other property value is taken into account in our underwriting process.
In addition, the Internal Revenue Code provides that a regular or a residual interest in a REMIC is generally treated as a real estate asset for the purpose of the REIT asset tests, and any amount includible in our gross income with respect to such an interest is generally treated as interest on an obligation secured by a mortgage on real property for the purpose of the REIT gross income tests. If, however, less than 95% of the assets of a REMIC in which we hold an interest consist of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for the purpose of determining the amount of income from the REMIC that is treated as interest on an obligation secured by a mortgage on real property.
Fee income.    Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.
Hedging transactions.    Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and the 95% gross income tests (i.e., will be excluded from both the numerator and the denominator), provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry "real estate assets" (as described below under "—Asset tests"), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test.
Failure to satisfy the gross income tests.    If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, including as a result of income and gains from the disposition of TBAs, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if: (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect; and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. Even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.
Timing differences between receipt of cash and recognition of income.    Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.
We may acquire mortgage-backed securities in the secondary market for less than their face amount. In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding certain debt instruments acquired in the secondary market for less than their face amount. The discount at which such securities or debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount may nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. Accrued market discount is generally recognized as income when, and to the extent that, any payment of principal on the mortgage-backed security or debt instrument is made. If we collect less on the mortgage-backed security or debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.
Moreover, some of the mortgage-backed securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such securities. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the mortgage-backed securities in question will be made, with consequences similar to those described in the previous paragraph if all payments on the securities are not made.
In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument's tax basis.
In addition, in the event mortgage-backed securities, or any debt instruments we are treated as holding pursuant to our investments in mortgage-backed securities, are delinquent as to mandatory principal and interest payments, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.
Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Annual distribution requirements."
Asset tests
At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include some kinds of mortgage-backed securities and mortgage loans, as well as interests in real property, stock of other corporations that qualify as REITs, and debt instruments (whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934). Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.
Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.
Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to real estate assets, securities of TRSs, and qualified REIT subsidiaries and the 10% asset value test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.
Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% (or, for our 2018 and subsequent taxable years, 20%) of the value of our total assets.
Fifth, no more than 25% of the total value of our assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).
Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% asset value test, as explained below).
Certain securities will not cause a violation of the 10% asset value test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset value test. Such securities include: (i) any loan made to an individual or an estate; (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (iii) any obligation to pay rents from real property; (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (v) any security (including debt securities) issued by another REIT; and (vi) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income tests." In applying the 10% asset value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in the equity and certain debt securities issued by that partnership.
We invest in Agency and non-Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. We expect that these securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our mortgage-backed securities treated as interests in grantor trusts will qualify as real estate assets.
In the case of mortgage-backed securities treated as interests in a REMIC, such interests will generally qualify as real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset tests.
If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income: (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate, without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. holders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Taxable mortgage pools and excess inclusion income.”
We enter into sale and repurchase agreements under which we nominally sell certain of our mortgage-backed securities to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Economically, these agreements are financings, which are secured by the securities "sold" pursuant thereto. We believe that we will be treated for REIT asset and income test purposes as the owner of the securities that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage-backed securities during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.
We may purchase Agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test. Consequently, our ability to purchase TBAs could be limited. No assurances can be given that the IRS will treat TBAs as qualifying assets. We do not expect that a significant portion of our assets will be comprised of TBAs, and therefore we do not expect any TBAs to adversely affect our ability to meet the 75% asset test. In the event that TBAs were determined not to be qualifying for the 75% asset test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such assets when added to any other non-qualifying assets exceeded 25% of our gross assets.
No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.
However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if: (i) the REIT provides the IRS with a description of each asset causing the failure; (ii) the failure is due to reasonable cause and not willful neglect; (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%); and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.
In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if: (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets and $10,000,000; and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.
If we should fail to satisfy the asset tests at the end of a calendar quarter, including any failure to satisfy the 75% asset test as a result of any investments in TBAs, such a failure would not cause us to lose our REIT qualification if we: (i) satisfied the asset tests at the close of the preceding calendar quarter; and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below. No assurance can be given that we would qualify for relief under those provisions.
Annual distribution requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

a)	the sum of

i)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

ii)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

b)	the sum of specified items of non-cash income.
We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In addition, any dividend declared by us in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, so long as the dividend is actually paid by us before the end of January of the next calendar year. If we cease to be a “publicly offered REIT,” then in order for distributions to be counted as satisfying the annual distribution requirement, and to give rise to a tax deduction for us, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is: (i) pro rata among all outstanding shares of stock within a particular class; and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between: (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.
To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See "—Taxation of stockholders—Taxation of taxable domestic stockholders—Distributions."
If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of: (a) the amounts actually distributed, plus; (b) the amounts of income we retained and on which we have paid corporate income tax.
As discussed above under "—Income tests—Timing differences between receipt of cash and recognition of income," it is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash and our inclusion of items in income for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits.
We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.
Prohibited transactions
Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We structure our activities to avoid prohibited transaction characterization.
Foreclosure property
Foreclosure property is real property and any personal property incident to such real property: (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property; (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated; and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. Because we will invest primarily in mortgage-backed securities, we do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.
Derivatives and hedging transactions
We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into: (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction; (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests; or (iii) in connection with the extinguishment of indebtedness with respect to which we have entered into a qualified hedging position described in clause (i) or the disposition of property with respect to which we have entered into a qualified hedging position described in clause (ii), primarily to manage the risks of such hedging positions will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Taxable mortgage pools and excess inclusion income
An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if

•	substantially all of its assets consist of debt obligations or interests in debt obligations,

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•	the entity has issued debt obligations (liabilities) that have two or more maturities, and

•	the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.
Under regulations issued by the Treasury, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not adversely affect the qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.
A portion of the REIT's income from the TMP arrangement could be treated as "excess inclusion income." The REIT's excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of "excess inclusion income" allocated to them. A stockholder's share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and

•
results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See "—Taxation of stockholders." To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder's ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT's compliance with its distribution requirements. See "—Annual distribution requirements." The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.
If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.
Asset-backed securities
Investments in asset-backed securities, or ABS, generally are not qualifying assets for purposes of the 75% asset test applicable to REITs and generally do not generate qualifying income for purposes of the 75% income test applicable to REITs. As a result, we may be limited in our ability to invest in such assets.
Failure to qualify
If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in "—Income tests" and "—Asset tests."
If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to most domestic stockholders that are U.S. individuals, trusts and estates will generally be taxable at the preferential income tax rates (i.e., the 20% maximum federal rate) for qualified dividends. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.
Taxation of stockholders
Taxation of taxable domestic stockholders
Distributions.    So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by most domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	dividends received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).
Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See "Taxation of Western Asset Mortgage Capital Corporation—Annual distribution requirements." Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at reduced maximum federal rates in the case of stockholders that are individuals, trusts and estates, and ordinary income rates in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.
Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder's shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "Taxation of Western Asset Mortgage Capital Corporation—Annual distribution requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.
If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “—Taxation of Western Asset Mortgage Capital Corporation—Taxable mortgage pools and excess inclusion income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.
Dispositions of Western Asset Mortgage Capital Corporation stock.    In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to reduced maximum U.S. federal income tax rates if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at ordinary income rates, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.
If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-

generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Passive activity losses and investment interest limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.
Taxation of foreign stockholders
The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. stockholders. A "non-U.S. stockholder" is any person other than:

•	a citizen or resident of the United States;

•
a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.
The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.
Ordinary dividends.    The portion of dividends received by non-U.S. stockholders that is: (i) payable out of our earnings and profits; (ii) which is not attributable to our capital gains; and (iii) which is not effectively connected with a U.S. trade or business of the non-U.S. stockholder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the non-U.S. holder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that stockholder’s share of our excess inclusion income. See “—Taxation of Western Asset Mortgage Capital Corporation—Taxable mortgage pools and excess inclusion income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder's investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a corporation.
Non-dividend distributions.    Unless our stock constitutes a U.S. real property interest (a "USRPI"), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of: (a) the stockholder's proportionate share of our earnings and profits, plus (b) the stockholder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. As described below, although it is not currently anticipated that our stock will constitute a USRPI, we cannot assure you that our stock will not become a USRPI.
Capital gain dividends.    Under FIRPTA, a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under "—Taxation of foreign stockholders—Ordinary dividends," for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless: (i) the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder would be subject to the same treatment as U.S. holders with respect to such gain; or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains. We do not expect that a significant portion of our assets will be USRPIs.
A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see "—Taxation of foreign stockholders—Ordinary dividends"), if: (i) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States; and (ii) the recipient non-U.S. stockholder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our common stock will be "regularly traded" on an established securities exchange.

Dispositions of Western Asset Mortgage Capital Corporation stock.    Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. stockholder generally will not be subject to U.S. taxation under FIRPTA. Our stock will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI.
Even if the foregoing 50% test is met, our stock will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period. We believe that we will be and will remain a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we will be or will remain a domestically controlled qualified investment entity.
In the event that we are not a domestically controlled qualified investment entity, but our stock is "regularly traded," as defined by applicable Treasury regulations, on an established securities market, a non-U.S. stockholder's sale of our common stock nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder held 10% or less of our stock at all times during a specified testing period. Our stock is, and we expect that it will continue to be publicly traded.
If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a domestic stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a domestic stockholder with respect to such gain; or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to "regularly traded" stock described above), a non-U.S. stockholder may be treated as having capital gain from the sale or exchange of a USRPI if the non-U.S. stockholder: (i) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI; and (ii) acquires, or enters into a contract or option to acquire, other shares of our common stock within 61 days of the first day of such ex-dividend date as described in (i).
Special FIRPTA Rules. Recently enacted amendments to FIPRTA create certain exemptions from FIRPTA and otherwise modify the application of the foregoing FIRPTA rules for particular types of non-U.S. investors, including “qualified foreign pension funds” and their wholly owned foreign subsidiaries and certain widely held, publicly traded “qualified collective investment vehicles.”
Estate tax.    If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Foreign stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning Western Asset Mortgage Capital Corporation stock.
Taxation of tax-exempt stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income ("UBTI"). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that: (i) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder); and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.
To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “—Taxation of Western Asset Mortgage Capital Corporation—Taxable mortgage pools and excess inclusion income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.
Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI. In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless: (i) we are required to "look through" one or more of our pension trust stockholders in order to satisfy the REIT "closely-held" test; and (ii) either (a) one pension trust owns more than 25% of the value of our stock, or (b) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.
Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning Western Asset Mortgage Capital Corporation stock.
Taxation of non-U.S. debtholders
This section summarizes the taxation of non-U.S. debtholders. This discussion deals only with certain U.S. federal income tax consequences to a non-U.S. debtholder that acquires fixed rate debt securities issued by us without original issue discount in their initial offering and at their issue price. A “non-U.S. debtholder” is a holder of our debt securities, other than a person that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or individual resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•
any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, holds debt securities issued by Western Asset Mortgage Capital Corporation, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
Interest. A payment of interest on a debt security to a non-U.S. debtholder will generally not be subject to U.S. taxation, provided that:

(i)	such interest is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. debtholder;

(ii)	such non-U.S. debtholder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(iii)	such non-U.S. debtholder is not a controlled foreign corporation directly or indirectly related to us through stock ownership; and

(iv)	such non-U.S. debtholder certifies to its non-U.S. status and that no withholding is required pursuant to FATCA (discussed below) on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form).
Alternatively, a non-U.S. debtholder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid or accrued on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States). However, to the extent that such interest is effectively connected with the non-U.S. debtholder’s conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. debtholder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, it may be subject to a U.S. branch profits tax.
If a non-U.S. debtholder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. debtholder generally will be subject to U.S. withholding tax on payments of stated interest, currently imposed at 30%. Under certain income tax treaties, the U.S. withholding rate on payments of interest may be reduced or eliminated, provided the non-U.S. debtholder complies with the applicable certification requirements.

Disposition. A non-U.S. debtholder generally will not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange, redemption or other disposition of a debt security, unless:

(i)
the non-U.S. debtholder holds the debt security in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States); or

(ii)	in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met.
If the first exception applies, the non-U.S. debtholder generally will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a U.S. branch profits tax. If the second exception applies, the non-U.S. debtholder generally will be subject to U.S. federal income tax on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, redemption or other disposition of the notes) exceed capital losses allocable to U.S. sources.
Other tax considerations
Legislative or other actions affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury. According to publicly released statements, a top legislative priority of the new Congress and administration may be to enact significant reform of the Internal Revenue Code, including significant changes to taxation of business entities and the deductibility of interest expense and capital investment. There is a substantial lack of clarity around the likelihood, timing and details of any such tax reform and the impact of any potential tax reform on us or an investment in our securities. Any such changes to the tax laws or interpretations thereof, with or without retroactive application, could materially and adversely affect our investors or us. We cannot predict how changes in the tax laws might affect our investors or us. New legislation, Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to qualify as a REIT or the U.S. federal income tax consequences to our investors and us of such qualification. You are urged to consult with your tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our securities.
Medicare tax
Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from us and capital gains from the sale or other disposition of our stock.
Foreign Account Tax Compliance Act
Under the Foreign Account Tax Compliance Act, or “FATCA,” withholding at a rate of 30% will generally be required on dividends and payments of interest in respect of, and, after December 31, 2018, gross proceeds from the sale of, shares of our stock and debt securities held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our stock or debt securities are held will affect the determination of whether such withholding is required. Similarly, dividends and payments of interest in respect of, and, after December 31, 2018, gross proceeds from the sale of, shares of our stock and debt securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our stock or debt securities.
State, local and foreign taxes
We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.
The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.
Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.
At the Market Offerings
We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.
Remarketing Arrangements
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
In compliance with Financial Industry Regulatory Authority, Inc., or FINRA, guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus or any applicable prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also read and copy any of these documents at the New York Stock Exchange’s office at 20 Broad Street, New York, New York 10005. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. In addition, copies of our SEC filings are available free of charge through our website (www.westernassetmcc.com) as soon as reasonably practicable after filing with the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus.
This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus which has been previously filed, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information included or incorporated by reference into this prospectus. We have filed the documents listed below with the SEC (File No. 001-35543) under the Exchange Act and these documents are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 7, 2017; and

•	the description of our common stock set forth in our registration statement on Form 8-A, filed on May 7, 2012, and any amendment or report filed for the purpose of updating such description.
All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request to Western Asset Management Company LLC, 385 East Colorado Boulevard, Pasadena, California 91101, telephone number (626) 844-9400. You may also obtain copies of this information by visiting our website at www.westernassetmcc.com.

6,500,000 Shares
Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley
BofA Merrill Lynch
Credit Suisse
Keefe, Bruyette & Woods,
A Stifel Company

September , 2018